As filed with the Securities and Exchange Commission on May 8, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Revolution Medicines, Inc.

(Exact name of registrant as specified in its charter)

Delaware	47-2029180
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

700 Saginaw Drive

Redwood City, California 94063

(650) 481-6801

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Mark A. Goldsmith, M.D., Ph.D.

President and Chief Executive Officer

Revolution Medicines, Inc.

700 Saginaw Drive

Redwood City, California 94063

(650) 481-6801

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Jeff Cislini General Counsel Revolution Medicines, Inc. 700 Saginaw Drive Redwood City, California 94063 (650) 481-6801	Mark V. Roeder, Esq. John C. Williams, Esq. Latham & Watkins LLP 140 Scott Drive Menlo Park, California 94025 (650) 328-4600

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

STATEMENT PURSUANT TO RULE 429

The registrant is filing a single prospectus in this registration statement pursuant to Rule 429 under the Securities Act of 1933, as amended (the “Securities Act”). The prospectus is a combined prospectus relating to the issuance by the registrant of (a) up to 1,227,643 shares of common stock, par value $0.0001 per share (our “common stock”), issuable upon the exercise of 11,039,957 of public warrants (as defined herein) to purchase our common stock and (b) up to 966,698 shares of common stock, issuable upon the exercise of 8,693,333 of private warrants (as defined herein) to purchase our common stock. The public warrants and private warrants, as well as the shares underling the public warrants and private warrants, were previously registered on the registrant’s Registration Statement on Form S-4 (File No. 333-274499), originally filed with the Securities and Exchange Commission on September 13, 2023 and subsequently declared effective (the “Prior Registration Statement”). Pursuant to Rule 429 under the Securities Act, this registration statement on Form S-3 upon effectiveness will serve as a post-effective amendment to the Prior Registration Statement. Such post-effective amendment shall hereafter become effective concurrently with the effectiveness of this registration statement and in accordance with Section 8(c) of, and Rule 429 under, the Securities Act.

REVOLUTION MEDICINES, INC.

PROSPECTUS FOR

UP TO 2,194,341 SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF WARRANTS

On November 9, 2023, we completed the acquisition of EQRx, Inc., a Delaware corporation (“EQRx”), pursuant to the Agreement and Plan of Merger, dated as of July 31, 2023 (the “Merger Agreement”), by and among us, Equinox Merger Sub I, Inc., a Delaware corporation and a direct, wholly owned subsidiary of Revolution Medicines (“Merger Sub I”), Equinox Merger Sub II LLC, a Delaware limited liability company and a direct, wholly owned subsidiary of us (“Merger Sub II”), and EQRx. Pursuant to the Merger Agreement, Merger Sub I merged with and into EQRx, with EQRx surviving as our wholly owned subsidiary (the “First Merger”), and following the First Merger, EQRx merged with and into Merger Sub II, with Merger Sub II surviving as our wholly owned subsidiary with the name “EQRx, LLC.”

Pursuant to the Merger Agreement, at the effective time of the First Merger (the “Effective Time”), each share of common stock, par value $0.0001 per share, of EQRx (“EQRx Common Stock”) issued and outstanding immediately prior to the Effective Time was converted into the right to receive 0.1112 of a validly issued, fully paid and non-assessable share of our common stock, par value $0.0001 per share (the “common stock,” and such shares, the “EQRx Common Stock Merger Consideration”). Also at the Effective Time, all outstanding and unexercised warrants to purchase shares of EQRx Common Stock were, in accordance with their terms, assumed by us and became our “public warrants” and “private warrants,” respectively (collectively referred to as the “warrants”). Accordingly, these securities ceased to represent warrants exercisable for EQRx Common Stock and became a warrant exercisable for the EQRx Common Stock Merger Consideration that the holder would have received if such warrant were exercised immediately prior to the Effective Time.

This prospectus relates to the issuance by us of (i) up to 1,227,643 shares of common stock, issuable upon the exercise of 11,039,957 of our public warrants and (ii) up to 966,698 shares of common stock, issuable upon the exercise of 8,693,333 of our private warrants.

We will receive the proceeds from any exercise of the warrants for cash, but not from the resale of the shares of common stock issued upon such exercises. We will bear all costs, expenses and fees in connection with the registration of the shares of common stock described above.

Our common stock and public warrants are listed on the Nasdaq Global Select Market under the symbol “RVMD” and “RVMDW,” respectively. On May 6, 2024, the last reported sale price of our common stock on the Nasdaq Global Select Market was $39.05 per share and the last reported sale price of our public warrants on the Nasdaq Global Select Market was $0.25 per warrant.

Investing in shares of Revolution Medicines common stock involves risks that are described in the “Risk Factors” section beginning on page 5 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 8, 2024.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission (the “SEC”), as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act, using a “shelf” registration process. By using a shelf registration statement, we may sell securities from time to time and in one or more offerings as described in this prospectus. To the extent necessary or permitted by law, we may also authorize one or more prospectus supplements or free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or free writing prospectus, you should rely on the prospectus supplement or free writing prospectus, as applicable; provided that, if any statement in one of these documents is inconsistent with a statement in another document having a later date – for example, a document incorporated by reference in this prospectus or any prospectus supplement – the statement in the document having the later date modifies or supersedes the earlier statement. Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement (and any applicable free writing prospectuses), together with the additional information described under the heading “Where You Can Find More Information; Incorporation by Reference.”

We have not authorized anyone to provide you with any information or to make any representations other than those contained in, or incorporated by reference into, this prospectus, any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate only as of the date on its respective cover, that the information appearing in any applicable free writing prospectus is accurate only as of the date of that free writing prospectus, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus, any prospectus supplement or any applicable free writing prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, the applicable prospectus supplement and any applicable free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.

When we refer to “Revolution Medicines,” “we,” “our,” “us” and the “Company” in this prospectus, we mean Revolution Medicines, Inc. and its subsidiaries taken as a whole, unless otherwise specified. When we refer to “you,” we mean the potential holders of the applicable series of securities.

This prospectus also includes trademarks, tradenames, and service marks that are the property of other organizations. Solely for convenience, trademarks and tradenames referred to in this prospectus appear without the ® or ™ symbols, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights, or that right of the applicable owner will not assert its rights to these trademarks and tradenames.

WHERE YOU CAN FIND MORE INFORMATION;

INCORPORATION BY REFERENCE

Available Information

We file reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is www.sec.gov.

Our website address is www.revmed.com. The information on, or accessible through, our website, however, is not, and should not be deemed to be, a part of this prospectus or any prospectus supplement. We have included our website address as an inactive textual reference only.

This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Forms of the indenture and other documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement of which this prospectus forms a part or documents incorporated by reference in the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters.

Incorporation by Reference

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.

We incorporate by reference our documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act” in this prospectus, between the date of this prospectus and the termination of the offering of the securities described in this prospectus. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed below or filed in the future, that are not deemed “filed” with the SEC, including any Compensation Committee report, Audit Committee report, performance graph or any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K.This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:

•	our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on February 26, 2024;

•

the portions of our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 25, 2024 that are incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 2023;

•	our Quarterly Report on Form 10-Q for the period ended March 31, 2024, filed with the SEC on May 8, 2024; and

•

the description of our common stock contained in Exhibit 4.3 of our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on February 26, 2024, including any amendment or reports filed for the purposes of updating this description.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

You may request a free copy of any of the documents incorporated by reference in this prospectus by writing or telephoning us at the following address:

Revolution Medicines, Inc.

700 Saginaw Drive

Redwood City, California 94063

(650) 481-6801

Attention: Investor Relations

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus or any accompanying prospectus supplement.

ABOUT THE COMPANY

We are a clinical-stage precision oncology company developing novel targeted therapies for RAS-addicted cancers. We possess sophisticated structure-based drug discovery capabilities built upon deep chemical biology and cancer pharmacology know-how and innovative, proprietary technologies that enable the creation of small molecules tailored to unconventional binding sites. Guided by our understanding of genetic drivers and adaptive resistance mechanisms in cancer, we deploy precision medicine approaches to inform innovative monotherapy and combination regimens.

Our research and development pipeline comprises RAS(ON) inhibitors that bind directly to RAS variants, which we refer to as RAS(ON) Inhibitors, and RAS companion inhibitors that target key nodes in the RAS pathway or associated pathways, which we refer to as RAS Companion Inhibitors. Our RAS(ON) Inhibitors are designed to be used as monotherapy, in combination with other RAS(ON) Inhibitors and/or in combination with RAS Companion Inhibitors or other therapeutic agents. Our RAS Companion Inhibitors are designed primarily for combination treatment strategies centered on our RAS(ON) Inhibitors.

We were founded in October 2014 as a Delaware corporation. Our principal executive offices are located at 700 Saginaw Drive, Redwood City, California 94063, and our telephone number is (650) 481-6801. Our website address is www.revmed.com. The information on, or that can be accessed through, our website is not part of this prospectus and is not incorporated by reference herein. We have included our website address as an inactive textual reference only.

RISK FACTORS

Investment in any securities offered pursuant to this prospectus and the applicable prospectus supplement involves risks. You should carefully consider the risk factors incorporated by reference to our most recent Quarterly Report on Form 10-Q and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K we file after the date of this prospectus, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement and any applicable free writing prospectus before acquiring any of such securities. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

USE OF PROCEEDS

We may receive proceeds from the exercise of the warrants for cash, which we intend to use for general corporate and working capital purposes. We will not receive any proceeds from the sale of the shares of common stock issuable upon such exercise.

DESCRIPTION OF CAPITAL STOCK

The following summary describes our capital stock and is a summary and does not purport to be complete. It is subject to and qualified in its entirety by reference to our amended and restated certificate of incorporation; our amended and restated bylaws; our amended and restated investors’ rights agreement to which we and certain of our stockholders are parties; the warrant-related documents described herein and the earn-out related documents described herein, each of which are incorporated by reference, and by applicable law. We encourage you to read our amended and restated certificate of incorporation; our amended and restated bylaws; our amended and restated investors’ rights agreement; the warrant-related documents described herein; the earn-out related documents described herein and the applicable provisions of Delaware law for more information.

General

Our authorized capital stock consists of 310,000,000 shares, consisting of 300,000,000 shares of common stock, $0.0001 par value, and 10,000,000 shares of preferred stock, $0.0001 par value.

Common Stock

Voting Rights

Each holder of our common stock is entitled to one vote for each share on all matters submitted to a vote of the stockholders, including the election of directors. Our stockholders do not have cumulative voting rights in the election of directors. Accordingly, holders of a majority of the voting shares are able to elect all of the directors. In addition, the affirmative vote of holders of 66-2/3% of the voting power of all of the then outstanding voting stock is required to take certain actions, including amending certain provisions of our amended and restated certificate of incorporation, such as the provisions relating to amending our amended and restated bylaws, the classified board and director liability.

Dividends

Subject to preferences that may be applicable to any then outstanding preferred stock, holders of our common stock are entitled to receive dividends, if any, as may be declared from time to time by our board of directors out of legally available funds.

Liquidation

In the event of our liquidation, dissolution or winding up, holders of our common stock are entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities and the satisfaction of any liquidation preference granted to the holders of any then outstanding shares of preferred stock.

Rights and Preferences

Holders of our common stock have no preemptive, conversion, subscription or other rights, and there are no redemption or sinking fund provisions applicable to our common stock. The rights, preferences and privileges of the holders of our common stock are subject to and may be adversely affected by the rights of the holders of shares of any series of our preferred stock that we may designate in the future.

Fully Paid and Nonassessable

All of our outstanding shares of common stock are fully paid and nonassessable.

Warrants

Public Warrants

Each of our public warrants entitles the registered holder thereof to purchase 0.1112 shares of our common stock at an exercise price of $11.50 per such fractional share, subject to adjustment as discussed below. Pursuant to that certain Warrant Agreement, dated April 6, 2021, between EQRx and Continental Stock Transfer & Trust Company (the “Warrant Agreement”), a warrant holder may exercise its public warrants only for a whole number of shares of common stock. If, upon exercise of the public warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round down to the nearest whole number the number of shares of common stock to be issued to the warrant holder. The public warrants expire December 17, 2026, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

We are not obligated to deliver any shares of common stock pursuant to the exercise of a public warrant and have no obligation to settle such public warrant exercise unless a registration statement under the Securities Act with respect to the shares of common stock underlying the public warrants is then effective and a prospectus relating thereto is current, subject to our satisfying our obligations described below with respect to registration. No public warrant will be exercisable for cash or on a cashless basis, and we will not be obligated to issue any shares to holders seeking to exercise their public warrants, unless the issuance of the shares upon such public warrant exercise is registered or qualified under the securities laws of the state of the exercising holder, or an exemption is available. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a public warrant, the holder of such public warrant will not be entitled to exercise such public warrant and such public warrant may have no value and expire worthless.

During any period when we have failed to maintain an effective registration statement covering the shares of common stock issuable upon exercise of the public warrants, warrant holders have the right to exercise public warrants on a “cashless basis” in accordance with the provisions of the Warrant Agreement. Notwithstanding the above, if our common stock is at the time of any exercise of a public warrant not listed on a national securities exchange such that it satisfies the definition of a “covered security” under Section 18(b)(1) of the Securities Act, we may, at our option, require holders of public warrants who exercise their public warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act (or any successor rule).

Redemption of Warrants When the Price per Share of Common Stock Equals or Exceeds $161.87 — We may redeem the outstanding public warrants:

•	in whole and not in part;

•	at a price of $0.01 per public warrant;

•	upon not less than 30 days’ prior written notice of redemption to each warrant holder; and

•

if, and only if, the closing price of the common stock equals or exceeds $161.87 per share (as adjusted) for any 20 trading days within a 30-trading day period ending three trading days before sending the notice of redemption to warrant holders.

If and when the public warrants become redeemable, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws.

Redemption of Warrants When the Price per Share of Common Stock Equals or Exceeds $89.93 — We may redeem the outstanding public warrants:

•	in whole and not in part;

•

at $0.10 per public warrant upon a minimum of 30 days’ prior written notice of redemption provided that holders will be able to exercise their public warrants on a cashless basis prior to redemption and receive that number of shares based on the redemption date and the fair market value of our common stock;

•

if, and only if, the closing price of our common stock equals or exceeds $89.93 per share (as adjusted) for any 20 trading days within the 30-trading day period ending three trading days before we send the notice of redemption to the warrant holders; and

•

if the closing price of our common stock for any 20 trading days within a 30-trading day period ending three trading days before we send notice of redemption to the warrant holders is less than $161.87 per share (as adjusted), the private warrants (as defined below) must also be concurrently called for redemption on the same terms as the outstanding public warrants, as described above.

If the foregoing conditions are satisfied and we issue a notice of redemption of the public warrants, each warrant holder will be entitled to exercise its public warrant prior to the scheduled redemption date. However, the price of our common stock may fall below the $161.87 redemption trigger price as well as the warrant exercise price after the redemption notice is issued.

Redemption Procedures and Cashless Exercise. If we call the public warrants for redemption as described above, our management will have the option to require any holder that wishes to exercise its public warrant to do so on a “cashless basis.” In determining whether to require all holders to exercise their public warrants on a “cashless basis,” our management will consider, among other factors, its cash position, the number of public warrants that are outstanding and the dilutive effect on our stockholders of issuing the maximum number of shares of common stock issuable upon the exercise of the public warrants. If our management takes advantage of this option, all holders of public warrants would pay the exercise price by surrendering their public warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the public warrants, multiplied by the difference between the exercise price of the public warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” means the average reported last sale price of our common stock for the ten trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of public warrants. If our management takes advantage of this option, the notice of redemption will contain the information necessary to calculate the number of shares of common stock to be received upon exercise of the public warrants, including the “fair market value” in such case. Requiring a cashless exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of a warrant redemption.

A holder of a public warrant may notify us in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such public warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 4.9% or 9.8% (as specified by the holder) of the shares of our common stock outstanding immediately after giving effect to such exercise.

Anti-dilution Adjustments. If the number of outstanding shares of common stock is increased by a stock dividend payable in shares of common stock, or by a split-up of shares of common stock or other similar event, then, on the effective date of such stock dividend, split-up or similar event, the number of shares of common stock issuable on exercise of each public warrant will be increased in proportion to such increase in the outstanding shares of common stock. A rights offering to holders of common stock entitling holders to purchase shares of common stock at a price less than the fair market value (defined below) will be deemed a stock dividend of a number of shares of common stock equal to the product of (i) the number of shares of common stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for common stock) and (ii) one (1) minus the quotient of (x) the price per share of common stock paid in such rights offering divided by (y) the fair market value. For these purposes, (i) if the rights offering is for securities convertible into or exercisable for common stock, in determining the price payable for common stock, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) the “fair market value” means the volume weighted average price of common stock as reported during the ten (10) trading day period ending on the trading day prior to the first date on which the shares of common stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

In addition, if we, at any time while the public warrants are outstanding and unexpired, pay a dividend or make a distribution in cash, securities or other assets to the holders of common stock on account of such shares of common stock (or other shares of our capital stock into which the public warrants are convertible), other than (a) as described above or (b) certain ordinary cash dividends, then the public warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value as determined by our board of directors in good faith of any securities or other assets paid on each share of common stock in respect of such event.

If the number of outstanding shares of our common stock is decreased by a consolidation, combination, reverse stock split or reclassification of shares of common stock or other similar event, then, on the effective date of such consolidation, combination, reverse stock split, reclassification or similar event, the number of shares of common stock issuable on exercise of each public warrant will be decreased in proportion to such decrease in outstanding shares of common stock.

Whenever the number of shares of common stock purchasable upon the exercise of the warrants is adjusted, as described above, the public warrant exercise price will be adjusted (to the nearest cent) by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of shares of common stock purchasable upon the exercise of the public warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of shares of common stock so purchasable immediately thereafter.

In case of any reclassification or reorganization of the outstanding shares of common stock (other than those described above or that solely affects the par value of such shares of common stock), or in the case of any merger or consolidation of us with or into another corporation (other than a consolidation or merger in which we are the continuing corporation and that does not result in any reclassification or reorganization of the outstanding shares of our common stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of us as an entirety or substantially as an entirety in connection with which we are dissolved, the holders of the public warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the public warrants and in lieu of the shares of our common stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the public warrants would have received if such holder had exercised their public warrants immediately prior to such event. However, if such holders were entitled to exercise a right of election as to the kind or amount of securities, cash or other assets receivable upon such consolidation or merger, then the kind and amount of securities, cash or other assets for which each public warrant will become exercisable will be deemed to be the weighted average of the kind and amount received per share by such holders in such consolidation or merger that affirmatively make such election, and if a tender, exchange or redemption offer has been made to and accepted by such holders (other than a tender, exchange or redemption offer made by us in connection with redemption rights held by our stockholders) under circumstances in which, upon completion of such tender or exchange offer, the maker thereof, together with members of any group (within the meaning of Rule 13d-5(b)(1) under the Exchange Act (or any successor rule)) of which such maker is a part, and together with any affiliate or associate of such maker (within the meaning of Rule 12b-2 under the Exchange Act (or any successor rule)) and any members of any such group of which any such affiliate or associate is a part, own beneficially (within the meaning of Rule 13d-3 under the Exchange Act (or any successor rule)) more than 50% of the outstanding shares of common stock, the holder of a public warrant will be entitled to receive the highest amount of cash, securities or other property to which such holder would actually have been entitled as a stockholder if such warrant holder had exercised the public warrant prior to the expiration of such tender or exchange offer, accepted such offer and all of the common stock held by such holder had been purchased pursuant to such tender or exchange offer, subject to adjustments (from and after the consummation of such tender or exchange offer) as nearly equivalent as possible to the adjustments provided for in the Warrant Agreement. Additionally, if less than 70% of the consideration receivable by the holders of common stock in such a transaction is payable in the form of common stock in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the public warrant properly exercises the public warrant within thirty days following public disclosure of the consummation of such applicable event by us pursuant to a Current Report on Form 8-K filed with the SEC, the public warrant exercise price will be reduced as specified in the Warrant Agreement based on the per share consideration minus the Black-Scholes warrant value (as defined in the Warrant Agreement) of the public warrant.

The public warrants were issued in registered form under the Warrant Agreement between Continental Stock Transfer & Trust Company, as warrant agent, and EQRx. On November 9, 2023, the public warrants became securities of the Company, and Equiniti Trust Company, LLC became the warrant agent. You should review a copy of the Warrant Agreement, which is incorporated by reference as an exhibit to our Annual Report on Form 10-K for the year ended December 31, 2023 filed with the SEC, for a complete description of the terms and conditions applicable to the public warrants. The Warrant Agreement provides that the terms of the public warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the vote or written consent by the holders of at least 50% of the then-outstanding public warrants to make any change that adversely affects the interests of the registered holders of public warrants.

The public warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent (which is currently Equiniti Trust Company, LLC), with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by good certified check, good bank draft or by wire of immediately available funds, for the number of public warrants being exercised. The warrant holders do not have the rights or privileges of holders of common stock until they exercise their public warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the public warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

Private Placement Warrants

Each of our private warrants entitles the registered holder thereof to purchase 0.1112 shares of our common stock at an exercise price of $11.50 per such fractional share, subject to adjustment. If, upon exercise of the private warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round down to the nearest whole number the number of shares of common stock to be issued to the warrant holder. The terms of the private warrants are substantially the same as to the public warrants; provided, that, except as described above in the discussion of the redemption of public warrants when the price per share of our common stock equals or exceeds $89.93, the private warrants are exercisable on a cashless basis and are non-redeemable for cash so long as they are held by the initial purchasers or their permitted transferees. If the private warrants are held by someone other than the initial purchasers or their permitted transferees, the private warrants are redeemable by the Company and exercisable by such holders on the same basis as the public warrants.

Earn-Out Shares

There are 5,560,000 earn-out shares (the “Earn-Out Shares”) of common stock outstanding and held in escrow that may become tradeable upon the achievement of certain stock price-based vesting conditions in accordance with the terms of the Agreement and Plan of Merger dated August 5, 2021, by and among EQRx, Inc. (f/k/a CM Life Sciences III Inc.), Clover III Merger Sub Inc. and EQRx International, Inc. (f/k/a EQRx, Inc.) and certain ancillary agreements related to the Earn-Out Shares; however, the persons who had rights to approximately 82% of the Earn-Out Shares have signed and delivered waiver and release agreements to us pursuant to which, among other things, they have contractually waived their respective rights to receive any such Earn-Out Shares to which they may have been entitled upon the occurrence of any vesting condition described below.

Seventy percent of the Earn-Out Shares will vest and be released from escrow (if ever) on the date on which the closing price of our common stock equals or exceeds $112.41 on any 20 trading days in any 30 consecutive trading-day period, and the remaining 30% of the Earn-Out Shares will vest and be released from escrow (if ever) on the date on which the closing price of our common stock equals or exceeds $148.38 on any 20 trading days in any 30 consecutive trading-day period, in each case provided such vesting occurs prior to December 17, 2024, provided that, in the event that certain change in control events occur prior to December 17, 2024 pursuant to which we or any of our stockholders have the right to receive, directly or indirectly, cash, securities or other property attributing a value of at least $112.41 (with respect to 70% of the Earn-Out Shares) or $148.38 (with respect to the remaining 30% of the Earn-Out Shares) per share of common stock, then such Earn-Out Shares, as applicable, shall be deemed to have vested immediately prior to such change in control event and will subsequently be released from escrow.

Earn-Out Shares are issued and outstanding and will be automatically forfeited for no consideration if an applicable vesting condition has not occurred with respect to such Earn-Out Shares by and including December 17, 2024. The Earn-Out Shares generally may not be transferred until the applicable vesting conditions have occurred.

Preferred Stock

Our board of directors has the authority, without further action by our stockholders, to issue up to 10,000,000 shares of preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions thereof. These rights, preferences and privileges could include dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, sinking fund terms and the number of shares constituting, or the designation of, such series, any or all of which may be greater than the rights of common stock. The issuance of our preferred stock could adversely affect the voting power of holders of common stock and the likelihood that such holders will receive dividend payments and payments upon our liquidation. In addition, the issuance of preferred stock could have the effect of delaying, deferring or preventing a change in control of our company or other corporate action. No shares of preferred stock are outstanding, and we have no present plan to issue any shares of preferred stock.

Registration Rights

Under our amended and restated investors’ rights agreement, certain holders of shares of our common stock, or their transferees, have the right to require us to register their shares under the Securities Act so that those shares may be publicly resold, those holders, or their transferees, have the right to include their shares in any registration statement we file, in each case as described below. The shares subject to such registration rights are referred to as registrable securities.

Form S-1 Demand Registration Rights

Holders of registrable securities are entitled to certain Form S-1 demand registration rights.

Beginning on August 11, 2020, the holders of at least a majority of the registrable securities can request that we register all or a portion of their shares, so long as such holders request that we register at least 40% of the registrable securities. These stockholders may make up to two requests for registration on Form S-1.

Form S-3 Demand Registration Rights

Holders of registrable securities are entitled to certain Form S-3 demand registration rights. If we are eligible to use a Form S-3 registration statement, the holders of at least 20% of the registrable securities can request that we register all or a portion of their shares on a Form S-3 registration statement if the anticipated aggregate offering price is at least $5.0 million, net of certain expenses related to the sale of the shares. These stockholders may make unlimited requests for registration on Form S-3, provided that we are not obligated to effect, or take any action to effect, a registration on Form S-3 if we have effected two registrations on Form S-3 pursuant to requests by these stockholders within the 12-month period immediately preceding such request.

Piggyback Registration Rights

In the event that we determine to register any of our securities under the Securities Act (subject to certain exceptions), either for our own account or for the account of other security holders, the holders of the holders of the registrable securities are entitled to certain “piggyback” registration rights allowing the holders to include their shares in such registration, subject to certain marketing and other limitations. As a result, whenever we propose to file a registration statement under the Securities Act, other than with respect to certain registrations, including related to the sale of securities to employees pursuant to employee benefit plans, the offer and sale of debt securities, or an SEC Rule 145 transaction, the holders of the registrable securities are entitled to notice of the registration and have the right, subject to limitations that the underwriters may impose on the number of shares included in the registration, to include their shares in the registration. In an underwritten offering, the underwriters have the right, subject to specified conditions, to limit the number of shares such holders may include.

Expenses of Registration

We will pay the registration expenses, excluding certain expenses related to the sale of shares, of the holders of the shares registered pursuant to the Form S-1 demand, Form S-3 demand and piggyback registration rights described above, including the reasonable expenses of one counsel for the selling holders not to exceed $25,000.

Expiration of Registration Rights

The Form S-1 demand, Form S-3 demand and piggyback registration rights described above will terminate, with respect to any particular stockholder, upon the earliest of (i) February 18, 2025, (ii) the date that Rule 144 or another similar exemption under the Securities Act is available to such stockholder for the sale of all of such stockholder’s shares without limitation during a three-month period, and (iii) upon the consummation of a merger, consolidation or the sale of substantially all of our assets.

Anti-Takeover Effects of Provisions of Our Amended and Restated Certificate of Incorporation, Our Amended and Restated Bylaws and Delaware Law

Some provisions of Delaware law, our amended and restated certificate of incorporation and our amended and restated bylaws contain provisions that could make the following transactions more difficult: acquisition of us by means of a tender offer; acquisition of us by means of a proxy contest or otherwise; or removal of our incumbent officers and directors. It is possible that these provisions could make it more difficult to accomplish or could deter transactions that stockholders may otherwise consider to be in their best interests or in our best interests, including transactions that might result in a premium over the market price for our shares.

These provisions, summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging these proposals because negotiation of these proposals could result in an improvement of their terms.

Delaware Anti-Takeover Statute

We are subject to Section 203 of the Delaware General Corporation Law, which prohibits persons deemed “interested stockholders” from engaging in a “business combination” with a publicly-held Delaware corporation for three years following the date these persons become interested stockholders unless the business combination is, or the transaction in which the person became an interested stockholder was, approved in a prescribed manner or another prescribed exception applies. Generally, an “interested stockholder” is a person who, together with affiliates and associates, beneficially owns, or within three years prior to the determination of interested stockholder status did own, 15% or more of a corporation’s voting stock. Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. The existence of this provision may have an anti-takeover effect with respect to transactions not approved in advance by the board of directors, such as discouraging takeover attempts that might result in a premium over the market price of our common stock.

Undesignated Preferred Stock

The ability to issue undesignated preferred stock makes it possible for our board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of us. These and other provisions may have the effect of deterring hostile takeovers or delaying changes in control or management of our company.

Special Stockholder Meetings

Our amended and restated certificate of incorporation and our amended and restated bylaws provide that a special meeting of stockholders may be called only by our board of directors, or by our President or Chief Executive Officer.

Requirements for Advance Notification of Stockholder Nominations and Proposals

Our amended and restated bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of the board of directors or a committee of the board of directors.

Elimination of Stockholder Action by Written Consent

Our amended and restated certificate of incorporation and our amended and restated bylaws eliminate the right of stockholders to act by written consent without a meeting.

Classified Board; Election and Removal of Directors; Filling Vacancies

Our board of directors is divided into three classes. The directors in each class serve for a three-year term, one class being elected each year by our stockholders, with staggered three-year terms. Only one class of directors is elected at each annual meeting of our stockholders, with the other classes continuing for the remainder of their respective three-year terms. Because our stockholders do not have cumulative voting rights, our stockholders holding a majority of the shares of common stock outstanding are able to elect all of our directors. Our amended and restated certificate of incorporation provides for the removal of any of our directors only for cause and requires a stockholder vote by the holders of at least a 66-2/3% of the voting power of the then outstanding voting stock.

Furthermore, any vacancy on our board of directors, however occurring, including a vacancy resulting from an increase in the size of the board, may only be filled by a resolution of the board of directors unless the board of directors determines that such vacancies shall be filled by the stockholders. This system of electing and removing directors and filling vacancies may tend to discourage a third party from making a tender offer or otherwise attempting to obtain control of us, because it generally makes it more difficult for stockholders to replace a majority of the directors.

Choice of Forum

Our amended and restated certificate of incorporation and amended and restated bylaws provide that the Court of Chancery of the State of Delaware is the sole and exclusive forum for (i) any state law derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of a fiduciary duty owed by any of our directors or officers to us or our stockholders, (iii) any action asserting a claim against us arising pursuant to any provision of the Delaware General Corporation Law or our amended and restated certificate of incorporation or amended and restated bylaws or (iv) any action asserting a claim against us governed by the internal affairs doctrine; provided that, the exclusive forum provision will not apply to suits brought to enforce any liability or duty created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction; and provided further that, if and only if the Court of Chancery of the State of Delaware dismisses any such action for lack of subject matter jurisdiction, such action may be brought in another state or federal court sitting in the State of Delaware. Our amended and restated bylaws also provide that the federal district courts of the United States of America will be the exclusive forum for the resolution of any complaint asserting a cause or causes of action under the Securities Act. Such provision is intended to benefit and may be enforced by us, our officers and directors, the underwriters to any offering giving rise to such complaint and any other professional or entity whose profession gives authority to a statement made by that person or entity and who has prepared or certified any part of the documents underlying the offering. Nothing in our amended and restated certificate of incorporation or amended and restated bylaws precludes stockholders that assert claims under the Exchange Act from bringing such claims in state or federal court, subject to applicable law.

This choice of forum provision may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or any of our directors, officers, other employees or stockholders, which may discourage lawsuits with respect to such claims, although our stockholders will not be deemed to have waived our compliance with federal securities laws and the rules and regulations thereunder.

Amendment of Certificate of Incorporation Provisions

The amendment of any of the above provisions, except for the provision making it possible for our board of directors to issue undesignated preferred stock, would require approval by a stockholder vote by the holders of at least a 66-2/3% of the voting power of the then outstanding voting stock.

The provisions of the Delaware General Corporation Law, our amended and restated certificate of incorporation and our amended and restated bylaws could have the effect of discouraging others from attempting hostile takeovers and, as a consequence, they may also inhibit temporary fluctuations in the market price of our common stock that often result from actual or rumored hostile takeover attempts. These provisions may also have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.

Nasdaq Global Select Market Listing

Our common stock and public warrants are listed on the Nasdaq Global Select Market under the symbols “RVMD” and “RVMDW,” respectively.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock and warrants is Equiniti Trust Company, LLC. The transfer agent and registrar’s address is 6201 15th Avenue, Brooklyn, New York 11219.

PLAN OF DISTRIBUTION

We are registering the issuance by us of (i) up to 1,227,643 shares of common stock, issuable upon the exercise of 11,039,957 of our public warrants and (ii) up to 966,698 shares of common stock, issuable upon the exercise of 8,693,333 of our private warrants.

Subject to the terms of the warrants, shares of our common stock will be issued to the warrant holder that elects to exercise and provide payment of the exercise price. We do not know if or when the any of the warrants will be exercised. We also do not know whether any of the shares of our common stock acquired upon exercise of any of the warrants will subsequently be resold. We are not using an underwriter in connection with this offering.

LEGAL MATTERS

Latham & Watkins LLP has passed upon for us certain legal matters relating to the issuance and sale the securities offered hereby on behalf of Revolution Medicines, Inc. Certain attorneys affiliated with Latham & Watkins LLP own shares of our common stock representing in the aggregate less than 1% of our outstanding shares.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s annual report on internal control over financial reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2023 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of EQRx, Inc. appearing in EQRx, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2022, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following table sets forth the estimated expenses to be borne by the registrant in connection with the issuance and distribution of the shares of common stock and warrants being registered hereby.

Securities and Exchange Commission registration fee	$0
Accounting fees and expenses	75,000
Legal fees and expenses	50,000
Miscellaneous expenses	25,000
Total	$150,000

Item 15.	Indemnification of Directors and Officers

Subsection (a) of Section 145 of the Delaware General Corporation Law (the “DGCL”), empowers a corporation to indemnify any person who was or is a party or who is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.

Subsection (b) of Section 145 of the DGCL empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 145 of the DGCL further provides that, to the extent a director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and the indemnification provided for by Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person’s heirs, executors and administrators. Section 145 also empowers the corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify such person against such liabilities under Section 145.

Section 102 of the DGCL permits a corporation to eliminate the personal liability of directors and officers of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director or officer, except where the director or officer breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. Our amended and restated certificate of incorporation contains a provision eliminating the personal liability of directors to us and our stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by the DGCL.

Any underwriting agreement or distribution agreement that the registrant enters into with any underwriters or agents involved in the offering or sale of any securities registered hereby may require such underwriters or dealers to indemnify the registrant, some or all of its directors and officers and its controlling persons, if any, for specified liabilities, which may include liabilities under the Securities Act of 1933, as amended.

Our amended and restated certificate of incorporation and our amended and restated bylaws provide for the indemnification provisions described above and elsewhere herein. We have entered into separate indemnification agreements with our directors and officers which may be broader than the specific indemnification provisions contained in the DGCL. These indemnification agreements generally require us, among other things, to indemnify our officers and directors against liabilities that may arise by reason of their status or service as directors or officers, other than liabilities arising from willful misconduct. These indemnification agreements also generally require us to advance any expenses incurred by the directors or officers as a result of any proceeding against them as to which they could be indemnified. In addition, we have purchased a policy of directors’ and officers’ liability insurance that insures our directors and officers against the cost of defense, settlement or payment of a judgment in some circumstances. These indemnification provisions and the indemnification agreements may be sufficiently broad to permit indemnification of our officers and directors for liabilities, including reimbursement of expenses incurred, arising under the Securities Act of 1933, as amended.

Item 16.	Exhibits

(a) Exhibits

Exhibit Number	Exhibit Description	Incorporated by Reference to Filings Indicated			Provided Herewith
		Form	Exhibit No.	Filing Date

2.1*	Agreement and Plan of Merger, dated July 31, 2023, by and among Revolution Medicines, Inc., EQRx, Inc., Equinox Merger Sub I, Inc. and Equinox Merger Sub II LLC.	8-K	2.1	8/1/2023

3.1	Amended and Restated Certificate of Incorporation.	8-K	3.1	2/18/2020

3.2	Amended and Restated Bylaws.	8-K	3.1	3/8/2021

4.1	Reference is made to Exhibits 3.1 through 3.2 .

4.2	Form of Common Stock Certificate.	S-1	4.2	1/17/2020

4.3(a)	Warrant Agreement, dated April 6, 2021, by and between Continental Stock Transfer & Trust Company and EQRx, Inc.	10-K	4.4(a)	2/26/2024

4.3(b)	Appointment, Assignment and Assumption Agreement, dated November 9, 2023, by and among EQRx, Inc., Revolution Medicines, Inc., Continental Stock Transfer & Trust Company and Equiniti Trust Company, LLC.	8-A	4.2(b)	11/15/2023

4.4	Agreement and Plan of Merger, dated August 5, 2021, by and among EQRx, Inc. (f/k/a CM Life Sciences III Inc.), Clover III Merger Sub Inc. and EQRx International, Inc. (f/k/a EQRx, Inc.).	10-K	4.5	2/26/2024

5.1	Opinion of Latham & Watkins LLP.				X

23.1	Consent of PricewaterhouseCoopers LLP.				X

23.2	Consent of Ernst & Young LLP.				X

23.3	Consent of Latham & Watkins LLP (included in Exhibit 5.1).				X

24.1	Powers of Attorney (incorporated by reference to the signature page hereto).				X

99.1	Audited consolidated financial statements of EQRx, Inc. as of and for the years ended December 31, 2022 and 2021 (incorporated by reference to Part II, Item 8 of the Annual Report on Form 10-K of EQRx, Inc., filed with the SEC on February 23, 2023).

99.2	Unaudited condensed consolidated financial statements of EQRx, Inc. as of and for the nine months ended September 30, 2023 (incorporated by reference to Part I, Item 1 of the Quarterly Report on Form 10-Q of EQRx, Inc., filed with the SEC on November 6, 2023).

99.3	Unaudited pro forma condensed combined financial information of Revolution Medicines, Inc. and EQRx, Inc. for the year ended December 31, 2023.	S-3	99.3	3/4/2024

107.1	Filing Fee Table.				X

*

Portions of this exhibit have been omitted pursuant to Item 601(a)(5) of Regulation S-K. Revolution Medicines will furnish copies of any omitted exhibits and schedules to the SEC upon its request; provided, that Revolution Medicines may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any exhibits or schedules so furnished.

Item 17.	Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)	to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

(ii)

to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” or “Calculation of Registration Fee” table, as applicable, in the effective registration statement; and

(iii)

to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that

(B)

paragraphs (a)(1)(i), (ii) and (iii) do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in the registration statement on Form S-3, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

(2)

that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3)	to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(5)	that, for the purpose of determining liability under the Securities Act of 1933, as amended, to any purchaser:

(A)

Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933, as amended, shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; and

(b)

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934, as amended, (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934, as amended,) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Redwood City, California, on May 8, 2024.

REVOLUTION MEDICINES, INC.

By:	/s/ Mark A. Goldsmith
Mark A. Goldsmith, M.D., Ph.D. President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Mark A. Goldsmith, M.D., Ph.D., Jack Anders and Jeff Cislini, and each of them, acting individually, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to file and sign any and all amendments, including post-effective amendments and any registration statement for the same offering that is to be effective under Rule 462(b) of the Securities Act, to this registration statement, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney shall be governed by and construed with the laws of the State of Delaware and applicable federal securities laws.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Mark A. Goldsmith Mark A. Goldsmith, M.D., Ph.D.	President, Chief Executive Officer and Director (Principal Executive Officer)	May 8, 2024

/s/ Jack Anders Jack Anders	Chief Financial Officer (Principal Financial and Accounting Officer)	May 8, 2024

/s/ Elizabeth McKee Anderson Elizabeth McKee Anderson	Director	May 8, 2024

/s/ Flavia Borellini Flavia Borellini, Ph.D.	Director	May 8, 2024

/s/ Alexis Borisy Alexis Borisy	Director	May 8, 2024

/s/ Sandra J. Horning Sandra J. Horning, M.D.	Director	May 8, 2024

/s/ Lorence Kim Lorence Kim, M.D.	Director	May 8, 2024

/s/ Sushil Patel Sushil Patel, Ph.D.	Director	May 8, 2024

/s/ Thilo Schroeder Thilo Schroeder, Ph.D.	Director	May 8, 2024

/s/ Barbara Weber Barbara Weber, M.D.	Director	May 8, 2024